EXHIBIT 10.2

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”), dated as of June 7th, 2013, by and between Jeffrey Mahl, an individual residing at XXXXXXXXXXXXXXXXX (“Advisor”), and GRANDPARENTS.COM, INC., with an address at 589 Eighth Avenue, 6th floor, New York, NY 10018 (the “Company”).

The Company desires to engage Advisor, and Advisor desires to be engaged by the Company, on the terms and conditions set forth in this Agreement. In consideration of the mutual covenants and premises contained herein, and other good and valuable consideration, the Company and Advisor, intending to be legally bound, hereby agree as follows:

1. Term Agreement. The Company hereby agrees to engage Advisor, and Advisor hereby accepts this engagement by the Company, upon the terms set forth in this Agreement, for the period commencing on the date hereof and ending on the three (3) month anniversary of the date hereof (such period being called the “Term”), unless sooner terminated in accordance with the provisions of Section 4. The Term may be extended upon the mutual written consent of the Company and Advisor at any time prior to the termination of the then current Term.

2. Consulting Services.

2.1 Employee agrees, that during the Term, to cooperate and make himself reasonably available to Company and its attorneys to discuss, consult and assist on matters in which the Employee was involved during his employment with the Company. Employee agrees to cooperate with the Company and to execute all such necessary and appropriate documents to orderly transfer Employee’s responsibilities. The Company, by signing this Agreement, acknowledges that Advisor may provide consulting services to others and nothing herein shall be construed to limit or restrict Advisor from working part- or full-time for any other company or entity.

2.2 In no event shall Advisor have the right or authority (apparent or otherwise) to bind the Company on any matters nor shall he be able to execute any contracts or agreements on behalf of the Company.

2.4 Advisor shall devote such time and attention as Advisor shall deem necessary to perform such service.

3. Compensation.

3.1 Simultaneously with the execution of this Agreement, the Company shall deliver or cause to be delivered to Advisor a stock certificate registered in the name of Advisor, evidencing One Hundred Ninety-Eight Thousand One Hundred and Seventy-Two (198,172) restricted shares (the “Shares”) of the Company’s common stock, par value $.01 per share (“Common Stock”). The number of Shares to be issued pursuant to this Section 3.1 shall be rounded to the nearest whole number. No fractional shares shall be issued.

3.2 Advisor represents and warrants to the Company that:

(A) He understands that (i) the Shares are characterized as “restricted securities” under the Securities Act of 1933, as amended (the “Securities Act”); (ii) the Shares have not been and will not be registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless subsequently registered thereunder or Advisor shall have delivered to the Company an opinion of counsel, in a generally acceptable form and from counsel reasonably acceptable to the Company, to the effect that such Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, (iii) any sale of the Shares made in reliance on Rule 144 promulgated by the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule (“Rule 144”), may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act), may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC promulgated thereunder; and (iv) unless sold pursuant to a registration statement that has been declared effective under the Securities Act or in compliance with Rule 144, the Company requires that the Shares bear a legend referring to the foregoing restrictions (it being agreed that if the Shares are not certificated, other appropriate restrictions shall be implemented to give effect to the foregoing) and shall place stop order instructions with its transfer agent with respect to such Shares.

(B) Advisor acknowledges that he has received and reviewed all information about the Company he considers necessary or appropriate for deciding whether to acquire the Shares and has been afforded (i) the opportunity to ask such questions as he has deemed necessary of, and to receive answers from, representatives of the Company concerning the merits and risks of acquiring the Shares; (ii) access to information about the Company and its subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable Advisor to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Advisor has sought such accounting, legal and tax advice as he has considered necessary to make an informed decision with respect to its acquisition of the Shares.

(C) Advisor is acquiring the Shares as principal for his own account for investment purposes only and not with a view to or for distributing or reselling such Shares or any part thereof, without prejudice, however, to Advisor’s right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Shares pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by Advisor to hold the Shares for any period of time. Advisor does not have any agreement or understanding, directly or indirectly, with any person to distribute any of the Shares.

3.3 Advisor, in consideration of the mutual agreements set forth herein, hereby fully, finally and forever waives, releases and discharges the Company, its successors and assigns, and the respective directors, officers, shareholders, affiliates, employees, agents and representatives of each of the foregoing from any and all claims, demands, damages, costs, expenses, losses, liabilities, or actions or causes of actions of every kind and character whatsoever, whether now known or anticipated, fixed or contingent, or unknown or unanticipated which he ever had, now has, might have or might claim from the beginning of the world to the day of the date of this Agreement, including but not limited to, all claims to compensation and benefits from employment, including salary, pay, stock, stock options, stock option agreements and retirement plans, whether based on contract (including but not limited to Advisor’s employment agreement with the Company).

3.4 The representations, warranties, agreements and covenants contained herein shall survive the delivery of the Shares, as applicable.

4. Termination. The engagement of Advisor by the Company shall terminate upon the occurrence of any of the following:

4.1 Immediately upon expiration of the Term.

4.2 At the election of the Company, for “cause”, immediately upon written notice by the Company to Advisor. For the purposes of this Section 4.2, “cause” for termination shall, without limitation, be deemed to exist for any action or omission by Advisor resulting in: (a) the conviction of Advisor of, or the entry of a pleading of guilty by Advisor to any crime involving moral turpitude, any felony, or any misdemeanor involving misconduct or fraud in business activities; (b) fraud, embezzlement, misappropriation of funds in connection with the services hereunder; (c) gross negligence or willful misconduct in connection with the performance of Advisor’s duties hereunder; (d) the material and willful or knowing failure or refusal (other than as a result of a disability) by Advisor to perform the duties hereunder; or (e) any material breach by Advisor of any of its representations, warranties or covenants (including Section 6) hereunder.

4.3 Immediately upon the death of Advisor, Advisor’s permanent disability, or Advisor’s incapacity or inability to perform Advisor’s obligations hereunder.

4.4 Immediately upon the sale, license, transfer or other disposition of substantially all of the assets of the Company.

4.5 Immediately upon a sale, transfer, license or other disposition of more than fifty percent (50%) of the voting rights of the Company.

4.6 Upon the mutual consent of the Company and Advisor.

4.7 At the sole election of either party for any reason whatsoever, upon two (2) days written notice by either party to the other party.

5. Effect of Termination. In the event Advisor’s engagement is terminated in accordance with Section 4 hereof, Advisor shall be entitled to receive the Shares.

6. Representations and Warranties of Advisor. Advisor represents and warrants to the Company that he is understood and agreed that this Agreement does not create any relationship of association, employment, partnership or joint venture between the parties, nor create any implied licenses, nor constitute either party as the agent or legal representative of the other for any purpose whatsoever; and the relationship of Advisor to the Company for all purposes, including, but not limited to, federal and state tax purposes, shall be one of independent contractor. Neither party shall have any right or authority to create any obligation or responsibility, express or implied, on behalf or in the name of the other, or to bind the other in any manner whatsoever.

7. Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 7.

8. Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and Advisor.

9. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business; provided, however, that the obligations of Advisor are personal and Advisor’s rights hereunder shall not be assignable.

10. Miscellaneous.

10.1 No delay or omission by either party in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver or any right on any other occasion.

10.2 In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

10.3 This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regards to any conflicts of law provisions.

10.4 In the case of a dispute between the parties, all parties agree to subject the dispute to Mediation and or Arbitration under the rules of the New York Arbitration Association, and the prevailing party will receive attorneys’ fees and costs.

10.5 The Company agrees that if Advisor is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), as a result of the performance of Advisor’s obligations under this Agreement, or by reason of the fact that Advisor was serving at the request of the Company as an agent of the Company, Advisor shall be indemnified and held harmless by the Company to the fullest extent legally permitted against all cost, expense, liability and loss (including, without limitation, attorneys’ fees) reasonably incurred or suffered by Advisor in connection therewith, and such indemnification shall continue as to Advisor even if Advisor has ceased to be an agent of the Company and shall inure to the benefit of Advisor’s heirs, executors and administrators. This Section 10.5 shall not apply in the event of Advisor’s breach of this Agreement or any representation, warranty or covenant herein or Advisor’s fraud, willful misconduct or gross negligence.

10.6 Any action relating to the execution of this Agreement, or any rights relating thereto, shall be limited to a claim against the Company. No director, shareholder, officer or employee of the Company or its affiliates shall be named in any action by, or have any personal liability to, Advisor.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

GRANDPARENTS.COM, INC.

By: /s/ Steve Leber

Steve Leber

Co-CEO

ADVISOR

/s/ Jeffrey Mahl

Jeffrey Mahl